EXHIBIT 16

                        [Letterhead Lawson and Frizzell]

                               Lawson and Frizzell
                       -- Certified Public Accountants --
                                P.O. Box 3098 CRS
                       2319 Browns Mill Road - Lower Level
                       Johnson City, Tennessee 37602-3098


C. Stuart Lawson, CPA                                   Telephone 423-282-0478
David E. Frizzell, CPA                                  Fax       423-282-9158



                                  April 4, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

      Pursuant to 17. C.F.R. ss.228.304(a)(3) ("Item 304"), we have reviewed the language under the heading "CHANGE IN AUDITOR" in the prospectus included as part of the Registration Statement on Form SB-2 to be filed with the Securities and Exchange Commission by SFB Bancorp, Inc., the proposed parent holding company for Security Federal Savings Bank. We do not disagree with the statements contained therein concerning our firm.

                                Very truly yours,

                                LAWSON AND FRIZZELL, CPAs

                                /s/ C. Stuart Lawson
                                --------------------
                                C. Stuart Lawson, CPA